UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

115 River Road, Suite 151, Edgewater, NJ	07020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (732) 423-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

This Form 8-K/A (this “Amendment”) is being filed by Quad M Solutions, Inc. (the “Company”) to correct certain incorrect information furnished in Item 5.02 of the Company’s Current Report on Form 8-K filed on August 4, 2021 (the “Original 8-K”).

Except as set forth herein, this Amendment does not amend the Original 8-K in any way and does not modify or update the exhibits or any other disclosures contained in the Original 8-K. Accordingly, this Amendment should be read in conjunction with the Original 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Original 8-K had certain incorrect information related to Mr. Douglas Cole. Mr. Cole’s corrected information is as follows:

Douglas Cole, age 66, Director: For more than the past five years, Mr. Cole has served as Chairman and CEO of American Battery Metals Corporation (OTCQB: ABML). Mr. Cole has been a Director of eWellness Healthcare Corporation (OTC: EWLL) since May 2014. Mr. Cole has also been a Partner of Objective Equity LLC since 2005, a boutique investment bank focused on the high technology, data analytics and the mining sector. Douglas Cole has been served as a senior executive of multiple public companies during his extensive business career.

Douglas Cole received an undergraduate degree from the University of California, Berkeley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2021	QUAD M SOLUTIONS, INC.

	By:	/s/ Joseph Frontiere
Joseph Frontiere
Interim Chief Executive Officer